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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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AMERICAN EQUITY
Investment Life Holding Company

5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 5, 2008

        The Annual Meeting of Stockholders of American Equity Investment Life Holding Company will be held at the Company's executive offices, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, on Thursday, June 5, 2008 at 3:30 p.m., local time, for the following purposes:

  1.
  To elect a total of two (2) Directors to three-year terms.

  2.
  To consider and vote upon the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2008.

  3.
  To transact such other business that may properly come before the meeting.

        Stockholders of record at the close of business on April 11, 2008, are entitled to notice of and vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

    •
    By telephone, using the toll-free telephone number shown on the proxy card;

    •
    Through the Internet by visiting the website noted on the proxy card; or

    •
    By completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope or by fax to the number shown on the proxy card.

By Order of the Board of Directors

West Des Moines, Iowa April 25, 2008	Debra J. Richardson Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held June 5, 2008.

This proxy statement and our 2007 annual report to stockholders are available at http://www.american-equity.com/proxy.

PROXY STATEMENT

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Annual Meeting of Stockholders
June 5, 2008

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General Information

        This Proxy Statement is furnished to the stockholders of American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (referred to in this Proxy Statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 5, 2008, at the time and place shown in the Notice of Annual Meeting of Stockholders, and at any adjournment thereof.

        We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

        This Proxy Statement is first being mailed on or about April 25, 2008.

Voting Rights

        Only stockholders of record as of the close of business on April 11, 2008, will be entitled to the notice of and to vote at the meeting. We have a single class of voting Common Stock, $1 par value per share ("Common Stock"), of which 54,604,272 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

        Shares present in person or represented by proxy at the meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the meeting. Votes withheld for any director and abstentions represented at the meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any other matter to come before the meeting and will not affect the outcome of any other matter. Votes will be tabulated under the supervision of Computershare, Inc., which has been designated by the Board of Directors to act as inspector of the election.

        If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions.

        If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. If your shares of Common Stock are not registered in your own name, and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it with you to the Annual Meeting.

Voting

        If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

    •
    "FOR" the election of the two nominees for Directors; and

    •
    "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2008.

        If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

        As an alternative to voting by using the enclosed proxy card, if you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone or Internet. Please see the enclosed proxy card for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you whether you may vote by telephone or through the Internet as an alternative to voting by using the enclosed proxy card.

        When voting using any of these methods, as to the election of directors, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify or (c) withhold your vote from all nominees as a group.

        A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or over the Internet at a later date or by a proxy bearing a later date.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by using the telephone or through the Internet.

PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        The Board of Directors presently consists of nine members, each of whom have been appointed to one of three Classes with three-year terms expiring on a staggered basis. The terms of service of the two directors presently serving as the Class II Directors expire at the annual meeting to be held on June 5, 2008. The two nominees to serve as Class II Directors include incumbents James M. Gerlach and Robert L. Howe. Each is nominated for election to a term of three years expiring in 2011.

        Mr. Gerlach is a member of our senior management. Mr. Howe is independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the Securities and Exchange Commission ("SEC") thereunder, as well as the corporate governance listing standards of the New York Stock Exchange ("NYSE Rules").

        The Board of Directors anticipates that the nominees will be able to serve on the Board. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority or votes against any such nominee.

        The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

Incumbent Class II Directors for Terms to Expire in 2011

        James M. Gerlach has served as Executive Vice President of our Company since 1996 and as a Director, Executive Vice President and Chief Marketing Officer of American Equity Life since 1996. Prior to joining us, Mr. Gerlach served as Executive Vice President and Secretary of American Life and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life. Mr. Gerlach has been active in the insurance industry for over 35 years.

  Director since 1997. Age 65.
  Member: Executive and Investment Committees

        Robert L. Howe served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in this position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver.

  Director since 2005. Age 65.
  Member: Audit Committee

Members of Our Board Not Standing for Election This Year

        Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Incumbent Class III Directors Whose Terms Expire at the 2009 Annual Meeting

        David J. Noble has served as Chairman, Chief Executive Officer, President and Treasurer of the Company and as Chairman of American Equity Investment Life Insurance Company ("American Equity Life") since their formation in 1995. Mr. Noble has also served as Chief Executive Officer of American Equity Life since March 2001, and he served as President of American Equity Life from 1995 until March 2001. Mr. Noble was Chief Executive Officer of The Statesman Group Inc. ("Statesman") from 1982 through 1994 and was a Director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a Director of Twenty Services, Inc. ("Twenty").

  Director since 1995. Age 76.
  Member: Executive and Investment Committees

        A.J. Strickland, III has been a Professor at the University of Alabama School of Business since 1969. Dr. Strickland is a Director of Twenty Services, Inc., and a former Director of Statesman.

  Director since 1996. Age 66.
  Member: Audit and Compensation Committees

        Harley A. Whitfield, Sr. is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as general corporate counsel for Statesman for over 30 years.

  Director since 1996. Age 77.
  Member: Audit and Compensation Committees

Incumbent Class I Directors Whose Terms Expire at the 2010 Annual Meeting

        Alexander M. Clark has served as an investment banker with Sanders, Morris, Harris, Inc., New York, since February 2006. From October 1993 to February 2006, Mr. Clark was Managing Director with Advest, Inc. From January 1990 to September 1993, Mr. Clark was Senior Vice President with Gramercy Partners, and from November 1987 to January 1990 he was Senior Vice President with McKinley Allsopp, Inc. Mr. Clark is a chartered financial analyst. He has served as a Director of our New York life subsidiary since August 2005, and also serves as a Director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company, Penn Treaty American Corporation and Great American Life Insurance Company of New York. Mr. Clark's investment banking activities have been focused primarily on insurance companies, and he has been actively involved in the insurance industry for over 30 years.

        Director since 2007. Age 74.

        Robert L. Hilton served as Executive Vice President of Government Relations and Marketing of Amtrust Financial Services, Inc. from October 2000 to April 2001. Mr. Hilton served as Executive Vice President of Insurance Data Resources Statistical Services, Inc., Boca Raton, Florida from 1997 until December 1999. From 1992 to 1996 he served as President of TIDE Consulting Co., Destin, Florida. Mr. Hilton was retired from December 1999 until October 2000 and has been a self-employed insurance consultant since 2001. Mr. Hilton is a former Director of Statesman and served for over 40 years as Senior Vice President of the National Council of Compensation Insurance, Boca Raton, Florida.

  Director since 1996. Age 79.
  Member: Compensation and Nominating and Corporate Governance Committees

        John M. Matovina has served as our Vice Chairman since June 2003. Prior to being appointed Vice Chairman, Mr. Matovina was a private investor since 1996 and a financial consultant to us from 1997 to 2000. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the accounting and insurance industries.

        Director since 2000. Age 53.

        Kevin R. Wingert was appointed President of American Equity Life in March 2001. He served as Vice President of Marketing of that subsidiary from November 1996 until his appointment as President. He served as Regional Vice President of Marketing for American Life and Casualty Insurance Company ("American Life"), a subsidiary of Statesman, from 1988 to 1996. Mr. Wingert has been active in the insurance industry for over 20 years.

        Director since 2002. Age 50.

Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the year 2008. The Board requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by our stockholders, our Audit Committee will investigate the reasons for the stockholder rejection and will consider approving another independent registered public accounting firm.

        Fees paid to KPMG for its services during the last two fiscal years were:

	2007	2006
Audit fees	$1,148,216	$1,040,000
Audit-related fees	115,246	14,864
All other fees	—	—

Total	$1,263,462	$1,054,864

        Audit fees include fees associated with the annual audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q and statutory audits required by regulatory authorities. Audit-related fees include the audit of our employee benefit plan, accounting consultations and interpretation and implementation of accounting standards and regulations.

        Our policy is that all fees for services provided by our independent registered public accounting firm must be approved in advance by the Audit Committee. In addition, the Audit Committee reviews with KPMG whether the non-audit services to be provided are compatible with maintaining their independence. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as audits of employee benefit plans. These policies were adopted in compliance with SOX, and rules adopted by the SEC thereunder.

        The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and non-audit) performed by the independent registered public accounting firm. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        We anticipate that representatives of KPMG will be present at the meeting and will be available to respond to questions concerning the 2007 audit.

INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our Common Stock as of February 29, 2008 by: (i) each director and nominee for director of us; (ii) our chief executive officer and each of our other most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock. On February 29, 2008, there were 55,216,212 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)		Options and Convertible Securities included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner
	Number	Percent
David J. Noble(3)	2,044,501	3.70	72,222
Debra J. Richardson(4)	245,378	*	143,954
Wendy L. Carlson(4)	265,625	*	157,500
Kevin R. Wingert(4)(5)	252,907	*	139,500
John M. Matovina(4)	129,000	*	60,000
James M. Gerlach(4)(5)	286,204	*	106,704
Robert L. Hilton	29,000	*	3,000
Alexander M. Clark(4)	17,000	*	—
Robert L. Howe	2,500	*	—
A. J. Strickland, III(4)	237,000	*	3,000
Harley A. Whitfield, Sr.	25,000	*	3,000
All executive officers, directors and nominees for directors as a group (11 persons)	3,534,115	6.32	688,880
5% Owners:
NFJ Investment Group LP 800 Newport Center Drive Newport Beach, CA 92660	5,056,600	9.16	—
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	4,816,578	8.72	—
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, NY 10036	3,048,472	5.52	—

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
All stock options are granted pursuant to our 1996 Incentive Stock Option Plan, the 2000 Employee Stock Option Plan and/or the 2000 Directors Stock Option Plan.

(3)
Mr. Noble's ownership includes 525,000 shares held in a charitable remainder trust of which he, Ms. Richardson and Ms. Carlson are co-trustees. In addition, his ownership includes 24,500 shares held in our 401(k) savings plan and 237,000 shares owned by Twenty Services, Inc. Mr. Noble beneficially owns 52% of Twenty Services, Inc.

(4)
Ms. Richardson's ownership includes 15,847 shares held in our 401(k) savings plan, 5,700 shares in the American Equity Officers Rabbi Trust, and 14,250 shares held in a charitable lead trust of which she is the trustee. Ms. Carlson's ownership includes 2,325 shares held in an individual retirement account, 24,200 shares in the American Equity Officers Rabbi Trust and 33,000 shares held in a charitable lead trust of which she is the trustee. Mr. Wingert's ownership includes 18,671 shares held in our 401(k) savings plan, 12,094 shares held in a self-directed retirement plan account and 4,818 shares in the American Equity Officers Rabbi Trust. Mr. Matovina's ownership includes 30,000 shares held in self-directed retirement plan accounts and 1,000 shares owned by his spouse. Mr. Clark's ownership includes 2,000 shares held in an individual retirement account. Mr. Gerlach's ownership includes 7,000 shares owned jointly with his spouse and 90,000 shares held in our 401(k) savings plan. Dr. Strickland's ownership includes 54,000 shares held by his children.

(5)
In addition to the shares reflected in this table, Mr. Gerlach and Mr. Wingert each have Deferred Compensation Agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under these Agreements, Mr. Gerlach is entitled to receive 24,285 shares and Mr. Wingert is entitled to receive 4,500 shares.

Corporate Governance

        The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, agents, national marketing organizations, suppliers, shareholders and others. This requires that we conduct our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Ethics") to assure uniformity in standards of conduct. The Code of Ethics applies to all of the Company's directors, officers and employees. The Code of Ethics is available under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. In addition, a copy of the Code of Ethics is available in print. Requests for such should be sent "c/o Corporate Secretary" at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266.

Majority of Independent Directors

        Our Board of Directors includes 9 members and the Board has affirmatively determined that the following five are independent under the requirements of SOX and the NYSE Rules:

    Alexander M. Clark
    Robert L. Hilton
    Robert L. Howe
    A.J. Strickland, III
    Harley A. Whitfield, Sr.

        Harley A. Whitfield, Sr. is retired from the law firm of Whitfield & Eddy, PLC, a firm we utilize for certain legal services. Mr. Whitfield retains honorary status as "of counsel" with Whitfield & Eddy, but provides no services and receives no compensation in this capacity. The aggregate amount of fees we pay to Whitfield & Eddy annually are immaterial in amount both to us and to that firm.

        The independent directors meet in executive session as a part of all regular quarterly meetings of the Board. At each such executive session, the independent directors select by consensus one member to preside over such sessions. The Board has adopted Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request. Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically.

To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266.

Compensation of the Board of Directors

        Directors who are our employees receive no compensation for their services as directors. Each member of the Board of Directors who is not an officer of the Company receives (i) $1,000 per month payable quarterly and (ii) $1,000 per meeting for attending meetings of the Board of Directors or meetings of committees of the Board of Directors ($500 per meeting for telephonic meetings), plus reimbursement of expenses for attending such meetings. Each Chair of a committee who is not an officer of the Company also receives $1,000 for each additional day such Chair is required to work in preparation for meetings with the exception of the Chair of the Audit Committee who receives $3,000 per month.

        Under the 2000 Director Stock Option Plan, directors who are not employees may receive grants of options to purchase shares of our Common Stock. All options granted have an exercise price equal to the closing public market value of the shares on the date of grant. No options were granted to directors in 2007. An aggregate of 18,000 options have been granted under this Plan, and 207,000 remain available for future grants. The directors are encouraged to be shareholders of the Company, although there is no written policy requiring the directors to have a specified level of share ownership.

        The following table provides compensation information for 2007 for each non-employee member of the Board of Directors:

2007 Directors Compensation

	Fees Earned or Paid in Cash	Total(1)
John C. Anderson	$6,000	$6,000
Alexander M. Clark	9,500	9,500
Robert L. Hilton	21,000	21,000
Robert L. Howe	52,000	52,000
A.J. Strickland, III	18,000	18,000
Harley A. Whitfield, Sr.	20,500	20,500

(1)
For information regarding the number of options to purchase shares of our Common Stock held by each director as a result of grants under our 2000 Directors Stock Option Plan, see the above Table for Security Ownership of Management and Certain Beneficial Owners. All such options are vested and have 10-year exercise periods from the respective dates of grant.

Meetings and Committees of the Board of Directors

        The Board of Directors met four times in 2007, and each of the directors attended at least three of the meetings. We currently have five permanent Board committees described below. Each of the committee members attended at least 75% of the committee meetings. Our policy regarding director attendance at the annual meeting of stockholders is set forth in our Corporate Governance Guidelines which are posted on our website at www.american-equity.com and are also available in print for any shareholder upon request. All of the directors attended either in person or by phone the Annual Meeting of Stockholders held June 7, 2007.

        The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board, all of the powers and authority of the Board in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our Board; and (iii) makes recommendations to the Board on policy matters. The Executive Committee is comprised of David J. Noble and James M. Gerlach, and they met monthly during 2007.

        The Audit Committee performs the following functions, among others: (i) assists the Board's oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent auditors' qualifications and independence; and (d) the performance of our independent auditors and our internal audit function; and (ii) prepares the annual report required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Audit Committee met four times in 2007.

        The Audit Committee is comprised of three independent Directors: Robert L. Howe, Harley A. Whitfield, Sr. and A. J. Strickland, III. Under SOX and the NYSE Rules, the Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all audit committee members must have the ability to read and understand financial statements. The Board has determined that all members of the Audit Committee meet such standards. In addition, the Board has determined that Mr. Howe is an "audit committee financial expert," as that term is defined in SOX.

        The Compensation Committee performs the following functions, among others: (i) oversees our compensation and employee benefit plans and practices related to our CEO; and (ii) makes recommendations to the Board with respect to other senior officers compensation, incentive-compensation and equity-based plans; and (iii) produces an annual report on executive compensation disclosures as required by the SEC. The Compensation Committee is governed by a written charter approved and adopted by the Board of Directors effective April 5, 2004. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below. The Compensation Committee met twice in 2007.

        The Compensation Committee is comprised of three independent Directors: A. J. Strickland, III, Harley A. Whitfield, Sr. and Robert L. Hilton. Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board has determined that all members of the Compensation Committee meet such standard.

        The Investment Committee performs the following functions, among others: (i) manages our assets and liabilities; (ii) makes recommendations to our Board regarding investment policy; and (iii) reviews procedures and practices relating to our investment activities. The Investment Committee is comprised of David J. Noble and James M. Gerlach, and they met monthly during 2007.

        The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends candidates to fill positions on the Board of Directors; (ii) screens qualifications and backgrounds of director candidates; (iii) develops and recommends corporate governance principles for the Company as required by law; and (iv) evaluates the Board of Directors as a whole. The Nominating and Corporate Governance Committee is governed by a written charter approved and adopted by the Board of Directors effective April 5, 2004. The charter is posted on our website at www.american-equity.com and is also available in print for any shareholder upon request. The Nominating and Corporate Governance Committee met once in 2007.

        The Nominating and Corporate Governance Committee is comprised of two independent Directors: Harley A. Whitfield, Sr. and Robert L. Hilton. Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board has determined that both members of the Nominating and Corporate Governance Committee meet such standard.

Information Regarding the Company's Process for Identifying Director Nominees

        The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

        The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the Committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us and independence from management and us. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds and experience.

Audit Committee Disclosures

        The responsibilities of the Audit Committee (the "Committee"), which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements, and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities and for supervising the relationship between the Company and the independent auditor. In fulfilling its oversight responsibilities, the Committee meets regularly with management and the independent auditor, both jointly and separately.

        The Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2007, with management and KPMG, the Company's independent registered public accounting firm. Management represented and confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with U.S. generally accepted accounting principles. The Committee also reviewed the report of management and KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

        The Committee discussed with KPMG the matters required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. This included discussion of KPMG's responsibilities under generally accepted auditing standards, significant accounting policies and KPMG's judgements as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant management judgments and estimates, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

        The Committee received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with KPMG their independence and KPMG confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the Committee's review of the consolidated financial statements and discussions with and representations from management and KPMG and the report of KPMG referred to above, the Committee recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

        As specified in the Audit Committee charter, the Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (ii) the report of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE Robert L. Howe, Chair A.J. Strickland, III Harley A. Whitfield, Sr.

Executive Officers

        Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. The executive officers of the Company are:

        David J. Noble (age 76) has served as Chairman, Chief Executive Officer, President and Treasurer of the Company and as Chairman of American Equity Life since their formation in 1995. Mr. Noble has also served as Chief Executive Officer of American Equity Life since March 2001, and he served as President of American Equity Life from 1995 until March 2001. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a Director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a Director of Twenty Services, Inc.

        Debra J. Richardson (age 51) has served as Senior Vice President and as Secretary of the Company and as a Director, Senior Vice President and Secretary of American Equity Life since June 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996, serving in various positions including Vice President-Shareholder/Investor Relations and Secretary. Ms. Richardson has been involved in the insurance industry for over 25 years.

        Wendy L. Carlson (age 47) has served as Chief Financial Officer and General Counsel of the Company and as General Counsel of American Equity Life since June 1999. Before becoming an employee, she served as outside corporate counsel for the Company from its inception in 1995. Ms. Carlson was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. She served as one of the corporate attorneys for Statesman for over 15 years. Ms. Carlson is also a certified public accountant.

        Kevin R. Wingert (age 50) was appointed President of American Equity Life in March 2001 and has been a Director of our Company since 2002. He served as Vice President of Marketing of that subsidiary from November 1996 until his appointment as President in 2001. He served as Regional Vice President of Marketing for American Life from 1988 to 1996. Mr. Wingert has been active in the insurance industry for over 20 years.

        John M. Matovina (age 53) has served as our Vice Chairman since June 2003 and has been a Director of our Company since 2000. Prior to being appointed Vice Chairman, Mr. Matovina was a private investor since 1997 and a financial consultant to us from 1997 to 2000. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years experience in the accounting and insurance industries.

Compensation Discussion and Analysis

        Our compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of our annual and long-term goals; and

  •
  encourage executive officers and employees to become stockholders with interests aligned with those of other stockholders.

        Section 162(m) of the Internal Revenue Code limits deductible compensation to $1 million per named executive, with the exception of "performance-based compensation." Compensation to our executive officers in 2007 and all prior years was below this threshold and thus fully deductible for federal income tax purposes. We anticipate that all future compensation will be fully deductible.

        Mr. Noble's Compensation.    David J. Noble is the founder of the Company and has had a compensation program significantly different from the other named executives in this Proxy Statement and from the chief executive officers of most public companies. From the formation of the Company through 2005, Mr. Noble elected to receive an annual base salary of $60,000. Beginning in 2006, this base salary was increased to $120,000. In 2007, Mr. Noble did receive a cash bonus of $400,000. From time to time, the Compensation Committee has made recommendations to the Board of Directors concerning an increase in Mr. Noble's compensation to reflect his leadership, the scope of his responsibilities and the Company's growth and profitability. We anticipate that the Compensation Committee will again review the level of Mr. Noble's compensation in 2008 and will make a recommendation concerning an increase in base salary and/or a cash bonus.

        In January 1996, shortly after he formed the Company, Mr. Noble created a stock option agreement designed to permit him to maintain a specified level equity ownership in the Company. At that time, he was the sole stockholder, sole director and sole employee of the Company. This agreement was modified in 1997 and again in 1998 (i) to limit the total number of options under the agreement to 960,000 options, the terms of which are described below in the Outstanding Equity Awards table, and (ii) to provide 240,000 warrants to acquire shares of our Common Stock on terms identical to warrants granted to shareholders in our first private placement of Common Stock in 1996. Mr. Noble exercised all of the warrants in 2000, and he paid the exercise price for the warrants with the proceeds of a forgivable loan of $800,000 made to him by the Company. Mr. Noble recognized compensation in connection with this loan over a period of 5 years during which annual installments of principal and interest at 6 1/2% per annum were forgiven. The last such installment was forgiven in 2005.

        In connection with a private placement of our Common Stock in December 1997, we provided management subscription rights ("MSR's") to acquire shares of Common Stock to members of the Board of Directors of the Company, including Mr. Noble, and the Board of Directors of its primary life subsidiary. The private placement included a rights offering (the "Rights Offering") to all stockholders of the Company at that time, and permitted each stockholder to acquire one share of Common Stock for each share then owned at an exercise price of $5.33 per share. The MSR's provided to Directors were similar to the rights to all shareholders in that (i) each Director received one right for each share then owned and one-half share for each option or warrant then held; and (ii) all MSR's had an exercise price of $5.33 per share. The MSR's differed from those provided to all shareholders in that they could be exercised at any time during the 5-year period following the Rights Offering, and that period was later extend by the Board of Directors for an additional 3 years, with an expiration date of December 1, 2005.

        Mr. Noble initially received 1,680,000 MSR's based upon his holdings of our Common Stock, options and warrants in December 1997, and of those he gave 621,875 to senior officers of the Company during 2003. Mr. Noble exercised his remaining 1,058,125 MSR's in 2005, and paid an aggregate cash exercise price of $5,639,806. Because the MSR's had an extended exercise period, they were deemed to be compensatory upon exercise under tax and accounting rules to the extent of the excess of the market value of the shares of Common Stock acquired over the exercise price on the date of exercise. Accordingly, Mr. Noble recognized $6,264,100 of compensation in 2005. All other holders of MSR's exercised them in full in 2005 and recognized compensation for their value.

        Upon the initial public offering ("IPO") of our Common Stock in December 2003, the Compensation Committee approved grants of stock options under the 2000 Employee Stock Option Plan to a broad group of employees, including Mr. Noble, who received 50,000 options at that time. This is the only grant of stock options Mr. Noble has ever received under our employee stock option plans.

        Other Named Executives.    The primary elements of compensation for the named executives in this Proxy Statement, other than Mr. Noble, includes:

  •
  Base pay;

  •
  Discretionary annual cash bonuses;

  •
  Non-equity incentive compensation based on net receipts from new annuity sales; and

  •
  Long-term equity incentive compensation through stock options.

        Mr. Noble determines the amount of base salary and discretionary annual cash bonuses paid to senior officers of the Company. From time to time Mr. Noble has retained Mercer Human Resources Consulting to prepare a compensation study which compares the levels of compensation paid to our senior officers to the levels of a designated group of peer companies and to the financial services industry generally. While Mr. Noble considers this information in establishing salary and discretionary bonus levels, he does not target a specific level of compensation relative to the peer group or industry data. The levels of total compensation paid to the senior officers of the Company, including Mr. Noble, typically have been below the median levels of total compensation paid to officers of peer companies.

        Non-Equity Incentive Compensation.    A key element of the compensation of all employees of the Company including the named executives, other than Mr. Noble, is a cash incentive plan based upon net receipts of premiums from new annuity sales. This plan is available to all employees and is intended to encourage all employees to focus on our annual sales goals and to maintain the high levels of service to sales agents and policyholders for which the Company is known. Prior to 2007, the bonus pool consisted of 5 basis points (0.05%) of net premiums received from annuity sales during the six-month periods preceding each semi-annual distribution date. Distributions were made in cash on a pro rata basis equal to the ratio which each employee's gross salary bears to the total payroll expense for the relevant period and the relevant group of participants.

        The Company established the American Equity Investment Employee Stock Ownership Plan ("ESOP") effective July 1, 2007. With the formation of the ESOP, the bonus pool that previously consisted of 5 basis points was changed to 8 basis points. A distribution of 4 basis points will be made in cash as described above and 4 basis points will be contributed to the ESOP. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service.

        Stock Ownership and Long Term Equity Compensation.    We emphasize long term equity compensation in our total compensation package for all employees, and particularly for senior officers. We believe this helps align the interests of such employees and officers with shareholders and creates an incentive to build our Common Stock value through growth in profitability targets including gross spread earnings on our annuity liability reserves, net operating earnings, and return of operating earnings on average equity. Senior officers of the Company are required to own shares of our Common Stock. Although no particular level of stock ownership is required, each of the named executives holds stock in amounts significant to his or her individual net worth. In addition, long term equity compensation has been provided in the form of stock options granted under employee stock option plans adopted by our Board of Directors and approved by the shareholders. In past years through and including 2004, Mr. Noble has recommended to the Compensation Committee the approval of grants of stock options to senior officers based upon discretionary parameters. As a result of changes in accounting rules relating to employee stock options, no options have been granted since 2004 while we evaluate the impact of the new rules and other alternatives for long term equity compensation.

        All options granted under our employee stock option plans from and after our IPO have an exercise price equal to the closing public market value of the shares on the date of grant. There has been no backdating. Options granted prior to the IPO have an exercise price equal to the fair value of the shares as determined by our Board of Directors in its discretion. All options granted under our employee stock option plans have a 6-month vesting period and may be exercised for a period of no more than ten years from the date of grant. The maximum number of shares which may be granted to any employee in any one year is 225,000. The exercise price of an option may be paid in cash, Common Stock or by a promissory note. We have also established a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash to us.

        Change of Control Arrangements.    We have no written employment contracts or severance agreements with any of our officers or employees. To promote retention of senior managers, we have entered into change of control agreements with a small group of our executives including each of the named executives except Mr. Noble. Each January 1 the term of each of these agreements is automatically extended one year unless we have given 90 days notice that we will not extend the term of the agreement. With certain exceptions, an executive is entitled to payments for a period of 36 months following a change in control if his or her employment is terminated. Such payments are equal to three times the amount of the executive's base salary plus cash bonuses. These agreements also provide for the continuation of health, dental and life insurance benefits during the 36-month period. If payments under these agreements become subject to the "golden parachute" excise tax imposed by Internal Revenue Code Sections 280G and 4999, then the named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        Non-Qualified Deferred Compensation Arrangements.    We permit senior officers of the Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and/or amounts paid under the cash incentive plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Company, and deferred amounts are contributed to the American Equity Officers Rabbi Trust. The investment of deferred amounts is directed by the individual officers and the return on such investments is added to the deferred account balance of such officer. No above market returns are paid on deferred amounts. Ms. Carlson, Ms. Richardson and Mr. Wingert have each invested a portion of their deferred compensation accounts in our Common Stock, and dividends paid on our stock have been credited to their accounts. The balance of the deferred compensation accounts will be distributed to each executive who has elected to make such deferrals upon his or her death, disability or separation from service. During 2006, PriceWaterhouseCoopers LLP ("PWC"), our tax consultant, was directed to review our non-qualified deferred compensation arrangement for compliance with new tax laws and regulations under Section 409A of the Internal Revenue Code of 1986, as amended, and will make amendments to such arrangements per PWC's recommendations during the period permitted under such laws and regulations.

        In addition, Mr. Wingert has a non-qualified Deferred Compensation Agreement with us pursuant to which he will be entitled to receive 4,500 shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Dividends are not paid on these shares as they are reserved but not issued or outstanding. Mr. Wingert will become entitled to receive a distribution of the shares upon his death, disability or separation from service with the Company.

        Perquisites and Other Compensation.    Several of the named executives, excluding Mr. Noble, receive perquisites including car allowances and payment of private club dues. In addition, we offer a package of insurance benefits to all employees including health, dental, long term disability and life insurance. We also have a qualified 401(k) plan for all employees after 30 days of employment and attainment of age 18. We match 50% of employee contributions to the plan up to 4% of total compensation, subject to the limitations specified in the Code.

Compensation Committee Report

        The Compensation Committee of American Equity Investment Life Holding Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE A.J. Strickland, III, Chair Harley A. Whitfield, Sr. Robert L. Hilton

Executive Compensation Tables

Summary Compensation Table for 2007
Name and Position	Year	Salary(1)	Bonus(1)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(2)	Total
David J. Noble Chairman, Chief Executive Officer, President and Treasurer	2007	$120,000	$400,000	$—	$2,308	$522,308
Debra J. Richardson Senior Vice President and Secretary	2007	257,000	65,000	24,092	18,395	364,487
Wendy L. Carlson Chief Financial Officer and General Counsel	2007	257,000	65,000	24,092	18,428	364,520
Kevin R. Wingert President, American Equity Life	2007	257,000	65,000	24,092	17,618	363,710
John M. Matovina Vice Chairman	2007	200,000	40,000	29,418	17,947	287,365

(1)
Includes employee tax-deferred contributions to our 401(k) savings plan and amounts deferred at the election of the named executive under a non-qualified Deferred Compensation Agreement.

(2)
Mr. Noble's amount in 2007 consisted of $2,308 for the ESOP. Ms. Richardson's amount in 2007 consisted of $9,567 for car allowance, $4,500 for the employer matching contribution to our 401(k) savings plan ("401(k) match") and $4,328 for the ESOP. Ms. Carlson's amount in 2007 consisted of $9,600 for car allowance, $4,500 for the 401(k) match and $4,328 for the ESOP. Mr. Wingert's amount in 2007 consisted of $8,789 for car allowance, $4,500 for the 401(k) match and $4,328 for the ESOP. Mr. Matovina's amount in 2007 consisted of $9,600 for car allowance, $4,500 for the 401(k) match and $3,847 for the ESOP.

        The following table provides information for the named executives on stock option exercises during 2007 including the number of shares acquired upon exercise and the value realized. The named executives held these stock options for their full ten-year term before exercising.

Option Exercises for 2007
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise
David J. Noble	960,000	$8,563,200
Debra J. Richardson	5,250	40,793
Kevin R. Wingert	3,000	23,280
James M. Gerlach	7,500	57,900

        The following table provides information about unexercised stock options to acquire our Common Stock granted to named executives in years prior to 2007. All of such options are fully vested and have a ten-year term.

Outstanding Equity Awards at December 31, 2007
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
David J. Noble	12/4/2003	50,000	9.00	12/4/2013
Debra J. Richardson	4/14/1999 5/5/2000 12/29/2000 12/4/2003 6/10/2004 12/31/2004	33,000 17,250 30,000 20,000 20,000 20,000	7.33 9.67 9.67 9.00 11.00 10.77	4/14/2009 5/5/2010 12/29/2010 12/4/2013 6/10/2014 12/31/2014
Wendy L. Carlson	6/7/1999 5/5/2000 12/29/2000 12/4/2003 6/10/2004 12/31/2004	52,500 15,000 30,000 20,000 20,000 20,000	7.33 9.67 9.67 9.00 11.00 10.77	6/7/2009 5/5/2010 12/29/2010 12/4/2013 6/10/2014 12/31/2014
Kevin R. Wingert	4/14/1999 5/5/2000 12/29/2000 12/4/2003 6/10/2004 12/31/2004	19,500 15,000 45,000 20,000 20,000 20,000	7.33 9.67 9.67 9.00 11.00 10.77	4/14/2009 5/5/2010 12/29/2010 12/4/2013 6/10/2014 12/31/2014
John M. Matovina	12/4/2003 6/10/2004 12/31/2004	20,000 20,000 20,000	9.00 11.00 10.77	12/4/2013 6/10/2014 12/31/2014

        The following table provides information concerning our non-qualified deferred compensation arrangements, including Deferred Compensation Agreements with certain of the named executives permitting them to defer on an elective basis a portion of their cash compensation, including base salary, bonus and/or non-equity incentive compensation. Deferred amounts are contributed to individual accounts within the American Equity Officers Rabbi Trust and investments in such accounts are self-directed by the officer who is the beneficiary of the account. All such investments are made on open market terms. Mr. Wingert's balance reflects his non-qualified Deferred Compensation Agreement with us pursuant to which he is entitled to receive 4,500 shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. There were no withdrawals or distribution of any deferred amounts during 2007.

Non-Qualified Deferred Compensation for 2007
Name	Executive Contributions in 2007		Aggregate Earnings in 2007	Aggregate Balance at 12/31/07
David J. Noble	$400,000	(1)	$—	$400,000
Debra J. Richardson	44,546	(1)	11,389	269,200
Wendy L. Carlson	85,846	(1)	4,002	227,843
Kevin R. Wingert	—		292	40,243

    (1)
    Amounts in this column are included within the salary, bonus and/or non-equity incentive plan compensation reported for Mr. Noble, Ms. Richardson and Ms. Carlson in the Summary Compensation Table.

        The following table sets forth information concerning plans and arrangements we have with our directors, officers and/or employees under which they have received equity-based rights to receive shares of our Common Stock. We have granted options under the 1996 Stock Option Plan, the 2000 Employee Stock Option Plan, and the 2000 Directors Stock Option Plan. In addition, we have a Stock Option and Warrant Agreement with the Company's Chairman, and deferred compensation arrangements with certain officers, directors and consultants.

Equity Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,897,450	$8.82	919,463
Equity compensation plans not approved by security holders	—	—	—
Total	1,897,450	$8.82	919,463

Potential Payments Upon Change in Control

        We have no employment contracts or severance arrangements with any of our employees, including the named executives. As discussed below, we do have Change of Control Agreements with a small group of senior officers including each of the named executives which would provide payments and benefits to them in the event of the termination of their employment under certain circumstances following a change of control. In the absence of a change of control, however, regardless of the manner in which the termination of employment occurs, the named executives would be entitled only to the following:

  •
  Base salary to the termination date (two-week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not paid prior to notice of termination;

  •
  The right to exercise vested stock options within 30 days of the termination date;

  •
  Distribution of the executive's 401(k) account;

  •
  Distribution of the executive's account, if any, within the American Equity Officers Rabbi Trust including elective deferrals of salary, bonus and/or incentive, and earnings thereon;

  •
  COBRA benefits for the purchase of medical and dental insurance; and

  •
  The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense.

        Under the Change of Control Agreements the named executives would have additional rights in the event of the termination of their employment following a change of control in defined circumstances including discharge without "cause" or voluntary resignation for "good reason". A "change of control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) during two consecutive years a majority of the directors originally on the board (and with certain designated successors) cease to constitute a majority of the Board; (iii) a merger with another entity in which our voting securities cease to represent at least 50% of the combined voting power of the surviving entity; and (iv) the sale of substantially all of the assets of the Company in a plan of complete liquidation. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        If a termination occurs following a change of control which meets all of the definitions, terms and conditions of the named executive's Change of Control Agreement, the executive would be entitled to the following in addition to the items set forth in the preceding paragraph:

  •
  Salary continuation payments for three years;

  •
  A cash lump sum equal to the amount of the "target annual bonus" that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

  •
  A cash lump sum equal to three times the executive's "target annual bonus";

  •
  An amount equal to an excise tax incurred by the named executive incurred as a result of receiving change of control payments; and

  •
  Continuation of health, dental and life insurance benefits during the salary continuation period.

        We interpret the term "target annual bonus" in this agreement to mean the aggregate amount of discretionary cash bonuses received by the executive during the fiscal year immediately preceding a change of control, and non-equity incentive compensation based on net premiums from sales during the year in which the termination occurs.

        The following table sets forth the estimated amount of compensation each of the named executive officers would receive in the event of an eligible termination following a change of control, assuming such termination had occurred at December 31, 2007. No pro-rated portion of "target annual bonus" amounts is included for the year of termination since such amounts would be immaterial for a termination occurring on December 31.

Potential Payments Upon a Change of Control

Name	Base Salary	Bonus	Excise Tax Gross up(1)	Group Insurance Benefits	Total
David J. Noble	$360,000	$1,200,000	$—	$83,798	$1,643,798
Debra J. Richardson	771,000	195,000	—	58,022	1,024,022
Wendy L. Carlson	771,000	195,000	—	29,137	995,137
Kevin R. Wingert	771,000	195,000	—	57,974	1,023,974
John M. Matovina	600,000	120,000	—	57,200	777,200

(1)
This calculation assumes a total effective rate of state and federal income taxes of 42%.

        Our employee stock option agreements provide for automatic vesting of options upon a change of control; however, since all outstanding options held by the named executives are fully vested there is no impact of such automatic vesting at this time. For information concerning the outstanding options which each of the named executives could exercise within 30 days after any termination, see the Outstanding Equity Awards Table above.

Policy Regarding Related Person Transactions

        We recognize that Related Person Transactions (as defined below) may raise questions among stockholders as to whether those transactions are consistent with the best interests of the Company and its stockholders. It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

        In order to deal with the potential conflicts inherent in such transactions, our Audit Committee recently adopted a policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  The general counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If the general counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the chairman of the committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the committee (or the chairman) determines in good faith. The Audit Committee or chairman, as applicable, shall convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Party Transactions

        EquiTrust Transactions.    We entered into two coinsurance agreements with EquiTrust Life Insurance Company ("EquiTrust"), an affiliate of Farm Bureau Life Insurance Company ("Farm Bureau"), covering 70% of certain of our fixed rate and index annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts for 2002 and 2003 and 20% of those contracts issued from January 1, 2004 to July 31, 2004, when the agreement was suspended by mutual consent of the parties. As a result of the suspension, new business will no longer be ceded to EquiTrust until the parties mutually agree to resume the coinsurance of new business. The business reinsured under these agreements is not eligible for recapture before the expiration of 10 years. As of February 29, 2008, Farm Bureau beneficially owned 3% of our Common Stock.

        Coinsurance deposits (aggregate policy benefit reserves transferred to EquiTrust under these agreements) were $1.7 billion and $1.8 billion at December 31, 2007 and 2006, respectively. Coinsurance deposits decreased by $198.1 million and $190.2 million for the years ended December 31, 2007 and 2006, respectively, for the ceding of annuity deposits, surrenders, withdrawals and death benefits. Expense allowances received were $2.0 million and $2.0 million for the years ended December 31, 2007 and 2006. The balance due under this agreement to EquiTrust was $23.7 million at December 31, 2007 and $45.5 million at December 31, 2006, and represents the market value of the call options related to the ceded business we hold to fund the index credits and cash due to or from EquiTrust related to the transfer of annuity deposits. We remain liable with respect to policy liabilities ceded to EquiTrust should it fail to meet the obligations assumed by it.

        5% Trust Preferred Securities.    In October 1999, American Equity Capital Trust II ("Trust II") issued 97,000 shares of company obligated mandatorily redeemable preferred securities of subsidiary trust, or the 5% trust preferred securities to Iowa Farm Bureau Federation, which owns more than 50% of the voting capital stock of the parent of Farm Bureau. The 5% trust preferred securities have a liquidation value of $100 per share ($97,000,000 in the aggregate). The consideration received by Trust II in connection with the issuance of the 5% trust preferred securities consisted of fixed income trust preferred securities of equal value which were issued by the parent of Farm Bureau. We receive an annual dividend of $4,850,000 on the fixed income trust preferred securities issued by the parent of Farm Bureau, and Trust II pays an equivalent annual dividend on the 5% trust preferred securities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2007, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

OTHER INFORMATION

Stockholder Proposals for the 2009 Annual Meeting

        Stockholder proposals to be considered for inclusion in our proxy statement for the annual meeting to be held in 2009 or stockholder proposals to be presented from the floor of the meeting must be submitted in writing to Debra J. Richardson, Senior Vice President and Secretary, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, and must comply with SEC rules in order to be eligible for inclusion in our proxy material for our 2009 meeting.

        A stockholder may present a proposal for inclusion in our proxy statement if such stockholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 31, 2008.

        In addition, under our Amended and Restated Bylaws, a stockholder who desires to present a proposal from the floor of the 2009 annual meeting must submit the proposal between March 9, and April 9, 2009. Any such proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Annual Report on Form 10-K

        Any stockholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December, 31, 2007, (including our audited consolidated financial statements and financial statement schedules) as filed with the Securities and Exchange Commission, may contact Debra J. Richardson, Senior Vice President and Secretary, at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (888-221-1234, ext. 1704).

Annual Report to Stockholders

        Simultaneously with the mailing of this Proxy Statement, we are mailing our 2007 Annual Report and Form 10-K to all stockholders of record on April 11, 2008.

Form of Proxy Card

P R O X Y

[Name and address	[Number of Shares
of Stockholder]	owned by Stockholder]

This proxy when properly executed will be voted in the manner you direct below.  If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the  proposals, then we will cast your votes under this proxy FOR such proposal (s).

Please vote by marking the appropriate boxes below:

•                                          To elect James M. Gerlach and Robert L. Howe, as Directors.

☐ FOR all nominees	☐ AGAINST all nominees

☐ FOR ALL EXCEPT following nominee(s)

☐ WITHHOLD as to the following nominee(s)

•                                          To ratify the appointment of KMPG LLP as the Company’s independent registered public accounting firm for 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN.

To transact such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement in connection with that meeting.

Dated: , 2008

SIGNATURE OF STOCKHOLDER(S)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 5, 2008
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held June 5, 2008.
This proxy statement and our 2007 annual report to stockholders are available at http://www.american-equity.com/proxy.
PROXY STATEMENT AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Annual Meeting of Stockholders June 5, 2008
TABLE OF CONTENTS
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
PROPOSALS TO BE VOTED UPON Proposal 1 Election of Directors
Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm
INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS
2007 Directors Compensation
Potential Payments Upon Change in Control
Potential Payments Upon a Change of Control
OTHER INFORMATION